Exhibit 10.3

COMMERCIAL DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

Wilson County, Tennessee

By And Among

NASHVILLE SPEEDWAY, USA, INC.

4847-F McCrary Road, Lebanon, Tennessee

Grantor

In Favor Of

T. MARK LEE,

A Resident of Shelby County, Tennessee

Trustee

For The Benefit Of

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, AS AGENT,

2 Hopkins Plaza, 5th Floor, Baltimore, Maryland 21201

Beneficiary

MAXIMUM PRINCIPAL INDEBTEDNESS FOR TENNESSEE

RECORDING TAX PURPOSES IS $10,836,000.00 –

SEE ATTACHED AFFIDAVIT

COMMERCIAL DEED OF TRUST,

SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS,

AND FIXTURE FILING

THIS COMMERCIAL DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING (herein “Instrument”) is executed February 17, 2004 and effective as of February 19, 2004, among the Grantor, NASHVILLE SPEEDWAY, U.S.A., INC., a Tennessee corporation, whose address is 4847-F McCrary Road, Lebanon, Tennessee (herein “Grantor”), in favor of T. MARK LEE, who resides in Shelby County, Tennessee (herein “Trustee”), for the benefit of the Beneficiary, MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY (the “Beneficiary”) as Agent under the Credit Agreement (as defined herein) for the ratable benefit of each of the financial institutions (“Banks”) as are, or may from time to time become, parties to the Credit Agreement, with an address at 2 Hopkins Plaza, 5th Floor, Baltimore, Maryland 21201, to secure obligations owed to the Beneficiary and the Banks.

This Instrument covers property which is or may become so affixed to real property as to become fixtures and also constitutes a fixture filing under Title 47, Chapter 9 of the Tennessee Code Annotated, as amended. NOTICE IS GIVEN THAT THIS INSTRUMENT IS AN “OPEN-END MORTGAGE” PURSUANT TO §47-28-104 OF THE TENNESSEE CODE ANNOTATED, AS AMENDED. THE GRANTOR HAS CERTAIN RIGHTS UNDER THIS INSTRUMENT AS GOVERNED BY §47-28-104 OF THE TENNESSEE CODE ANNOTATED, AS AMENDED. This Instrument secures future advances which are “obligatory advances” and this Instrument is for “commercial purposes,” as those terms are defined in Title 47, Chapter 28 of the Tennessee Code Annotated, as amended.

MAXIMUM PRINCIPAL INDEBTEDNESS FOR TENNESSEE RECORDING TAX PURPOSES IS TEN MILLION EIGHT HUNDRED THIRTY-SIX THOUSAND DOLLARS ($10,836,000.00). SEE ATTACHED AFFIDAVIT.

WHEREAS, the Grantor, together with DOVER MOTORSPORTS, INC., GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, GATEWAY INTERNATIONAL SERVICES CORPORATION, GRAND PRIX ASSOCIATION OF LONG BEACH, INC., MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION, M&N SERVICES CORP. and DOVER INTERNATIONAL SPEEDWAY, INC. (collectively, “Borrowers”), the Banks and the Beneficiary, as agent for the Banks, are parties to a Credit Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Borrowers have executed and delivered to the Banks certain promissory notes evidencing loans under the Credit Agreement in the aggregate principal amount of up to Seventy Million Dollars ($70,000,000.00) (as amended, supplemented or otherwise modified, collectively, the “Notes”);

WHEREAS, one or more of the Borrowers is now or may hereafter be obligated to one or more of the Banks in connection with Letters of Credit (as defined in the Credit Agreement) and Interest Rate Protection Agreements (as defined in the Credit Agreement);

WHEREAS, as a condition of entering into the Credit Agreement and providing the credit facilities evidenced by the Notes and the Letters of Credit, the Banks have required that the Grantor execute and deliver this Instrument as collateral security for the obligations of the Borrowers under the Credit Agreement, the Letters of Credit, the Interest Rate Protection Agreements and the Notes.

WHEREAS, the Grantor is the owner of the tracts or parcels of land described in Exhibit A attached hereto and made a part hereof, together with the improvements now or hereafter erected thereon; and

NOW, THEREFORE, for the purpose of securing the payment and performance of the following obligations (collectively called the “Obligations”):

(A) the Notes and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Grantor or any of the Borrowers to the Beneficiary and the Banks of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor or any of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with the Credit Agreement, the Notes, any Letter of Credit (as defined in the Credit Agreement), any Interest Rate Protection Agreement (as defined in the Credit Agreement) by and between the Borrowers (or any of them) and any of the Banks or any affiliate thereof or any other Loan Document (as defined in the Credit Agreement), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Beneficiary, the Banks or any affiliate thereof incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable, attorneys’ fees and expenses already delivered.

(B) Any sums advanced by the Beneficiary or the Banks or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents or this Instrument or pursuant to any other document or instrument at any time delivered to the Beneficiary or the Banks or any affiliate thereof to evidence or secure any of the Obligations or which otherwise relate to any of the Obligations (as the same may be amended, supplemented or replaced from time to time, the “Loan Documents”).

The Grantor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, does hereby grant, convey, transfer and assign to the Trustee, in trust, with power of sale, all of the Grantor’s estate, right, title, interest, property, claim and demand, now owned or held or hereafter acquired or arising, in and to the following property and rights (the “Property”):

(a) the land and premises described in Exhibit A attached hereto, together with all of the easements, rights of way, privileges, liberties, hereditaments, gores, streets, alleys, passages, ways, waters, watercourses, rights and appurtenances thereunto belonging or appertaining, and all of the Grantor’s estate, right, title, interest, claim and demand therein and in the public streets and ways adjacent thereto, either at law or in equity (the “Land”);

(b) all the buildings, structures, improvements and fixtures of every kind and description owned by the Grantor or in which the Grantor has an interest now or hereafter erected or placed on the Land (the “Improvements”);

(c) all written and oral leases and rental agreements now or hereafter affecting the Land or Improvements;

(d) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing (the “Rents”; and

(e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims.

To have and to hold the same unto the Trustee and, its successors and assigns, in trust forever.

Provided, however, that if the Grantor shall pay all of the Obligations, and if the Grantor and the Borrowers shall keep and perform each of their other covenants, conditions and agreements set forth herein and in the other Loan Documents, then, upon the termination of all obligations, duties and commitments of the Grantor and the Borrowers under the Obligations and this Instrument, and subject to the provisions of the Paragraph entitled “Survival; Successors and Assigns,” the Beneficiary shall instruct the Trustee to file a release and satisfaction of this Instrument.

Any portion of the Obligations which is incurred after the execution of this Deed of Trust pursuant to the Credit Agreement, the other Loan Documents, any loan agreement referencing this Deed of Trust, or which is evidenced by any instrument stating that said indebtedness is secured by this Deed of Trust, shall be defined as Future Advance. This Instrument is given for the purpose of creating a lien on real property in order to secure not only existing indebtedness, but also future advances, whether such advances are obligatory or to be made at the option of the Beneficiary, the Banks (or their affiliates), or otherwise, and whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the date of the execution hereof, although there may be no advance made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance is made. The types of future advances secured by and having priority under this

Instrument shall be those set forth herein and in the other Loan Documents (the terms of which are incorporated herein by reference) including (i) advances and readvances of principal, (ii) Letters of Credit and all reimbursement obligations in connection therewith, (iii) obligations under Interest Rate Protection Agreements, and (iv) disbursements and other advances for the payment of taxes and municipal assessments, maintenance charges, insurance premiums or costs relating to the Property, for the discharge of liens having priority over the lien of this Instrument, for the curing of waste of the Property, for indemnification obligations regarding environmental liabilities of the Property and for the payment of service charges and expenses incurred by reason of default by any of the Borrowers, including late charges, attorneys’ fees and court costs, together with interest thereon. The total amount of the indebtedness secured by this Instrument may decrease or increase from time to time, but the total unpaid principal balance at any one time shall not exceed the maximum principal amount of the Total Commitment (as defined in the Credit Agreement). This paragraph shall serve as notice to any subsequent encumbrancer of the Property that the Beneficiary claims the priority of the lien of this Deed of Trust for all such Future Advances. Notwithstanding the reduction of the amount(s) secured hereby at any time to zero, this Instrument shall remain in full force and effect until such time as satisfaction is filed of record by the Beneficiary. The Grantor shall pay all costs of recording and satisfaction.

1. Representations and Warranties. The Grantor represents and warrants to the Beneficiary that the Grantor has good and marketable title to an estate in fee simple absolute in the Land and Improvements and has all right, title and interest in all other property constituting a part of the Property, in each case free and clear of all liens and encumbrances subject only to those matters set forth on Exhibit B hereto.1 This Instrument is a valid and enforceable first lien on the Property (except as set forth on Exhibit B), and the Beneficiary shall, subject to the Grantor’s right of possession prior to an Event of Default, quietly enjoy and possess the Property. The Grantor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to the Beneficiary against the claims of all persons.

2. Affirmative Covenants. Until all of the Obligations shall have been fully paid, satisfied and discharged, the Grantor shall:

(a) Payment and Performance of Obligations. Pay or cause to be paid and perform all Obligations when due as provided in the Loan Documents.

(b) Legal Requirements. Promptly comply with and conform to all present and future laws, statutes, codes, ordinances, orders and regulations and all covenants, restrictions and conditions which may be applicable to the Grantor or to any of the Property except where the failure to do so will not have a materially adverse effect on the Grantor, any Borrower or the Property (the “Legal Requirements”).

(c) Impositions. Before interest or penalties are due thereon and otherwise when due, the Grantor shall pay all taxes of every kind and nature, all charges for any easement

[1]	Exhibit B will include easements or other encumbrances of record from the title report.

or agreement maintained for the benefit of any of the Property, all general and special assessments (including any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature, imposed upon or assessed against the Grantor or any of the Property (the “Impositions”). The Grantor’s obligations to pay the Impositions shall survive the Beneficiary’s taking title to the Property through foreclosure, deed-in-lieu or otherwise.

(d) Use of Property. Use, and permit others to use, the Property, other than the Rents, only for its present use or such other uses as permitted by applicable Legal Requirements. The Grantor shall keep such Property in good condition and order and in an operational state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary. The Grantor shall not remove, demolish or, except in the ordinary course of the Grantor’s business, alter the Property nor commit or suffer waste with respect thereto, nor permit the Property to become deserted or abandoned. The Grantor covenants and agrees not to take or permit any action with respect to the Property which will in any manner impair the security of this Instrument.

3. Leases. Except in the ordinary course of the Grantor’s business, the Grantor shall not enter into any leases, licenses or other occupancy agreements with respect to the Property or any portion thereof.

4. No Transfer. The Grantor shall not sell, convey, pledge, mortgage or otherwise transfer any interest in the Property or any portion thereof (whether voluntarily or by operation of law), or agree to do so, without the Beneficiary’s prior written consent, including (a) any sale, conveyance, assignment, or other transfer of (including installment land sale contracts), or the grant of a security interest in, all or any part of the legal or equitable title to the Property, excluding repairs or replacements in the ordinary course of business; (b) any lease of all or substantially all of the Property; or (c) any sale, conveyance, assignment, or other transfer of, or the grant of a security interest in, any share of stock of the Grantor, if a corporation or any partnership interest in the Grantor, if a partnership, or any membership interest, if a limited liability entity, except in favor of the Beneficiary.

5. Insurance. The Grantor shall keep the Property, other than the Rents, continuously insured, in an amount not less than the cost to replace such Property or an amount not less than eighty percent (80%) of the full insurable value of such Property, whichever is greater, against loss or damage by fire, with extended coverage and against other hazards as is typical for similar businesses. With respect to any property under construction or reconstruction, the Grantor shall maintain builder’s risk insurance. The Grantor shall also maintain commercial general public liability insurance, in an amount of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate per location, which includes contractual liability insurance for the Grantor’s obligations under the Leases, and worker’s compensation insurance. All property and builder’s risk insurance shall include protection for continuation of such income for a period of twelve (12) months, in the event of any damage caused by the perils referred to above. All policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by the

Beneficiary, shall be with an insurance company or companies reasonably satisfactory to the Beneficiary, shall be in form reasonably satisfactory to the Beneficiary, shall meet all coinsurance requirements of the Beneficiary, shall be maintained in full force and effect, shall be endorsed with a standard mortgagee/loss payee clause in favor of the Beneficiary in the case of the property and builder’s risk insurance, and shall provide for at least thirty (30) days notice of cancellation, termination or non-renewal to the Beneficiary. Such insurance shall also name the Beneficiary, as Agent, as an additional insured under the commercial general public liability policy and the Grantor shall also deliver to the Beneficiary a copy of the replacement cost coverage endorsement. If the Property, other than the Rents, is located in an area which has been identified by any governmental agency, authority or body as a flood hazard area or the like, then the Grantor shall maintain a flood insurance policy covering such Property in an amount not less than the original principal amount of the Total Commitment or the maximum limit of coverage available under the federal program, whichever amount is less, as such other amount as shall be agreed by Beneficiary and Grantor.

6. Rights of Beneficiary to Insurance Proceeds. If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or destruction of the Property (such event being called a “Loss”), Grantor will give prompt written notice thereof to Beneficiary. All insurance proceeds paid or payable in connection with any Loss shall be paid to Beneficiary and applied, in accordance with the terms of the Credit Agreement, either (A) to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such Loss, or (B) to the payment of the Obligations in such order as Beneficiary may elect.

7. Installments for Insurance, Taxes and Other Charges.

[INTENTIONALLY DELETED]

8. Condemnation. If the Property, or any part thereof, shall be condemned for any reason, including without limitation fire or earthquake damage, or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking of, or injury to, the Property shall be paid to Beneficiary who shall have the right, in its sole and absolute discretion, to apply the amounts so received against (a) the costs and expenses of Beneficiary, including attorneys’ fees incurred in connection with collection of such amounts, and (b) the balance against the Obligations; provided, however, that notwithstanding the foregoing to the contrary, the condemnation proceeds received shall be used to repair or replace the Property as nearly as possible to its value, condition and character immediately prior to such taking: (a) in the event the aggregate amount of such proceeds in connection with any condemnation award is in an amount not exceeding One Million Dollars ($1,000,000.00) and no Event of Default has occurred and is continuing, in which event such proceeds shall be delivered by the Beneficiary to the Grantor who shall provide the Beneficiary with evidence of the repair or replacement of the Property within six (6) months of the delivery of such proceeds to the Grantor; or (b) in the event the aggregate amount of the condemnation proceeds is in excess of One Million Dollars ($1,000,000.00) if (i) no Event of Default has occurred and is continuing hereunder, and (ii) the available condemnation proceeds (together with any deposit posted by the Grantor to augment any deficiency in such proceeds) are, in the Beneficiary’s reasonable judgment, sufficient to fully and completely restore, repair, or replace the Property, in which event the Beneficiary shall hold the insurance proceeds (together with any deposit made by the Grantor pursuant to the terms hereof) in an account with the Beneficiary which shall serve as collateral for the Obligations, and shall, upon the request of the Grantor, make disbursements from such account to make payment for the costs incurred by the Grantor in connection with the repair or replacement of the Property upon receipt of invoices or other evidence of the incurring of such costs and expenses. In the event the repair or replacement of damaged Property includes the construction of improvements to the Land, the Beneficiary may require that disbursements be made in accordance with standard construction lending practices. To enforce its rights hereunder, Beneficiary shall be entitled to participate in and control any condemnation proceedings and to be represented therein by counsel of its own choice, and Grantor will deliver, or cause to be delivered to Beneficiary such instruments as may be requested by it from time to time to permit such participation.

9. Environmental Matters. (a) For purposes of this Section 9, the term “Environmental Laws” shall mean all federal, state and local laws, regulations and orders, whether now or in the future enacted or issued, pertaining to the protection of land, water, air, health, safety or the environment. The term “Regulated Substances” shall mean all substances regulated by Environmental Laws or the presence of which may require investigation, notification or remediation under any Environmental Laws. The term “Contamination” shall mean the discharge, release, emission, disposal or escape of any Regulated Substances into the environment other than with respect to Regulated Substances customarily used in the ordinary course of the Grantor’s business as to which the Grantor remains in compliance with all applicable Environmental Laws relating to the receipt, handling, use, storage, treatment, shipment or disposal of the same (“Permitted Substances”).

(b) The Grantor shall ensure, at its sole cost and expense, that the Property, other than the Rents, and the conduct of all operations and activities thereon comply and continue to comply in all material respects with all Environmental Laws. The Grantor shall notify the Beneficiary promptly and in reasonable detail in the event that the Grantor becomes aware of any material violation of any Environmental Laws, the presence or release of any Contamination with respect to such Property, or any governmental or third party claims relating to the environmental condition of such Property or the conduct of operations or activities thereon.

(c) The Beneficiary shall not be liable for, and the Grantor shall indemnify, defend and hold the Beneficiary, the Banks and all of their affiliates, officers, directors, employees and agents, and all of their respective successors and assigns harmless from and against all losses, costs, liabilities, damages, fines, claims, penalties and expenses (including reasonable attorneys’, consultants’ and contractors’ fees, costs incurred in the investigation, defense and settlement of claims, as well as costs incurred in connection with the investigation, remediation or monitoring of any Regulated Substances or Contamination) that the Beneficiary or any of them may suffer or incur (including as holder of the Instrument, as mortgagee in possession or as successor in interest to the Grantor as owner of the Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) as a result of or in connection with (i) any Environmental Laws (including the assertion that any lien existing or arising pursuant to any Environmental Laws takes priority over the lien of the Instrument); (ii) the breach of any representation, warranty, covenant or undertaking by the Grantor in this Section 9; (iii) the presence on or the migration of any Contamination or Regulated Substances on, under or through the Property; or (iv) any litigation or claim by the government or by any third party in connection with the environmental condition of the Property or the presence or migration of any Regulated Substances or Contamination on, under, to or from the Property.

10. Inspection of Property. Following prior reasonable notice, the Beneficiary shall have the right to enter the Property at any reasonable hour for the purpose of inspecting the order, condition and repair of the buildings and improvements erected thereon, as well as the conduct of operations and activities on the Property. In addition to the foregoing inspection right, following an Event of Default, the Beneficiary may enter the Property (and cause the Beneficiary’s employees, agents and consultants to enter the Property), upon prior notice to the Grantor, to conduct, the expense of the Grantor, any and all environmental testing deemed appropriate by the Beneficiary in its sole discretion. The environmental testing shall be accomplished by whatever means the Beneficiary may deem appropriate, including the taking of soil samples and the installation of ground water monitoring wells or other intrusive environmental tests. As used in this paragraph, the term “Property” shall not include the Rents.

11. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder: (a) any Event of Default (as defined in the Credit Agreement); (b) an uninsured material loss, theft, damage, or destruction to any of the Property; (c) failure by Grantor to comply with any of the covenants or agreements contained in this Instrument; (d) the failure of the Beneficiary to have a mortgage lien on the Property, with the priority required under Section 1; or (e) foreclosure proceedings are instituted against the Property upon any other lien or claim, whether alleged to be superior or junior to the lien of this Instrument.

12. Rights and Remedies of Beneficiary. If an Event of Default occurs, the Beneficiary shall have all of the rights afforded it at law or in equity, including, without limitation, the Beneficiary may, at its option and without demand, notice or delay, do one or more of the following:

(a) Upon the occurrence of an Event of Default, at the request of Beneficiary, Trustee, or his successor in trust, is hereby authorized and empowered, upon giving notice by three publications in any newspaper, daily or weekly, of general circulation, published in the county or counties wherein the Property is located, the first of which publications shall be at least twenty (20) days previous to any sale, to sell the Property, or any part thereof, at the front door of the Wilson County Courthouse to the highest bidder for cash, at public outcry, free from the equity or statutory right of redemption, homestead, dower, courtesy, rights by virtue of marriage, exemption rights, and all other rights and interest of Grantor, all of which are expressly waived. The Trustee or his successor in trust is further authorized and empowered to execute and deliver a deed to the purchaser at such sale. Beneficiary may bid at any such sale, but Beneficiary shall not be required to present cash at the sale except to the extent, if any, by which Beneficiary’s bid exceeds the amount of the Obligations. The purchaser at such sale shall be entitled to immediate possession of the Property upon the delivery to purchaser by Trustee of a deed for the Property. Prior to such sale, Trustee may enter and take possession of the Property, in which case Trustee shall be accountable only for net rents actually received by Trustee. In the event of sale hereunder, the proceeds will be applied by Trustee as follows:

FIRST – to pay all costs and charges of executing or enforcing this trust, including attorney’s fees and expenses of any litigation which may arise on account of the execution and enforcement of this trust;

SECOND – to pay the Obligations, or any balance thereof then remaining unpaid; then in the event Letters of Credit are outstanding, proceeds in an amount equal to the L/C Coverage Requirement (as defined in the Credit Agreement) shall be held in an account with the Beneficiary as security for the Grantor’s reimbursement obligations in connection with such Letters of Credit;

THIRD – the remainder to be paid to such parties as are legally entitled to it.

In the event of a sale of said Property under and by virtue of this trust, Grantor and all persons holding under Grantor shall be and become tenants at will of the purchaser of the Property from and after the execution and delivery of a deed to the purchaser, and shall pay the purchaser the reasonable rental value of the Property after the sale. Grantor’s tenancy shall be terminated at the option of purchaser upon five (5) days’ written notice.

If Grantor unsuccessfully challenges the validity of any such sale carried out pursuant to the terms of this Deed of Trust, Grantor shall pay the reasonable attorney’s fees and other legal expenses incurred by Beneficiary and Trustee in defending the validity of the sale.

(b) In addition, upon the occurrence of an Event of Default, Beneficiary shall have the right to pursue all rights and remedies available to it hereunder, under the other Loan Documents, or at law or in equity, including, without limitation, the right to institute appropriate proceedings of foreclosure in equity or at law.

(c) The Beneficiary may, in its sole and absolute discretion collect any or all of the Rents, including any Rents past due and unpaid. The Beneficiary may exercise any right under this subsection (c), whether or not the Beneficiary shall have entered into possession of any of the Property, and nothing herein contained shall be construed as constituting the Beneficiary a “mortgagee in possession,” unless the Beneficiary shall have entered into and shall continue to be in actual possession of the Property.

(d) The Beneficiary shall have the right, in connection with the exercise of its remedies hereunder, to the appointment of a receiver to take possession and control of the Property or to collect the Rents, without notice and without regard to the adequacy of the Property to secure the Obligations. A receiver while in possession of the Property shall have the right to make repairs and to make improvements necessary or advisable in its or his opinion to preserve the Property, or to make and keep them rentable to the best advantage, and the Beneficiary may advance moneys to a receiver for such purposes. Any moneys so expended or advanced by the Beneficiary or by a receiver shall be added to and become a part of the Obligations secured by this Instrument.

13. Proceeds From Judicial or Trust Sale. Without limitation, the lien of this Deed of Trust shall extend to the interest of Grantor in the proceeds from any judicial or trust sale of the Property, including, without limitation, the proceeds from sale by foreclosure of any prior encumbrance to the extent that such proceeds exceed the amount necessary to satisfy such prior encumbrance. The trustee, officer, or other person in charge of any such sale or foreclosure is hereby directed to pay such excess proceeds to the Beneficiary to the extent necessary to retire the Obligations. Such person is hereby authorized, given a power of attorney, and directed to endorse any checks representing proceeds of sale as requested by the holder of the Obligations, pursuant to the provisions of this paragraph.

14. Application of Proceeds. The Beneficiary shall apply the proceeds of any foreclosure sale of, or other disposition or realization upon, or Rents or profits from, the Property to satisfy the Obligations in such order of application as the Beneficiary shall determine in its exclusive discretion.

15. Beneficiary’s Right to Protect Security. The Beneficiary is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the Beneficiary’s rights or powers hereunder; (b) purchase such insurance policies covering the Property as it may elect if the Grantor fails to maintain the insurance coverage required hereunder; and (c) take such action as the Beneficiary may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Events of Default and to protect its security in the Property.

16. Appointment of Beneficiary as Attorney-in-Fact. The Beneficiary, or any of its officers, is hereby irrevocably appointed, following the occurrence of an Event of Default, attorney-in-fact for the Grantor (without requiring any of them to act as such), such appointment being coupled with an interest, to do any or all of the following: (a) collect the Rents after the occurrence of an Event of Default and (b) settle for, collect and receive any proceeds or awards payable under Sections 6 or 8 hereof from the companies or authorities making the same.

17. Certain Waivers. The Grantor hereby waives and releases all benefit that might accrue to the Grantor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment or any rights of marshalling in the event of any sale hereunder of the Property, and, unless specifically required herein, all notices of the Grantor’s default or of the Beneficiary’s election to exercise, or the Beneficiary’s actual exercise of any option under this Instrument or any other Loan Document.

18. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt to the Grantor or the Beneficiary. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth above or to such other address as the Grantor or the Beneficiary may give to the other in writing for such purpose.

19. Further Acts. The Grantor will, at the cost of the Grantor, and without expense to the Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Beneficiary shall, from time to time, require for the better assuring, conveying, assigning, transferring or confirming unto the Beneficiary the property and rights hereby mortgaged, or which Grantor may be or may hereafter become bound to convey or assign to the Beneficiary, or for carrying out the intent of or facilitating the performance of the terms of this Instrument or for filing, registering or recording this Instrument. The Grantor grants to the Beneficiary, following the occurrence of an Event of Default, an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Beneficiary under this Instrument, at law or in equity, including without limitation the rights and remedies described in this paragraph.

20. Taxation. If any additional recording or filing taxes or fees are owed in connection with this Deed of Trust, the Grantor will pay such tax, with interest and penalties thereon, if any. If the Beneficiary determines that the payment of such tax or interest and penalties by the Grantor would be unlawful or taxable to the Beneficiary or unenforceable or provide the basis for a defense of usury, then the Beneficiary shall have the option, by written notice of not less than ninety (90) days, to declare the entire Obligations immediately due and payable.

21. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to any Note or this Instrument, or impose any other tax or charge on the same, the Grantor will pay for the same, with interest and penalties thereon, if any.

22. Preservation of Rights. No delay or omission on the Beneficiary’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Beneficiary’s action or inaction impair any such right or power. The Beneficiary’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Beneficiary may have under other agreements, at law or in equity. The Beneficiary may exercise any one or more of its rights and remedies without regard to the adequacy of its security.

23. Illegality. In case any one or more of the provisions contained in this Instrument should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

24. Changes in Writing. No modification, amendment or waiver of any provision of this Instrument nor consent to any departure by the Grantor therefrom will be effective unless made in a writing signed by the Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Grantor in any case will entitle the Grantor to any other or further notice or demand in the same, similar or other circumstance.

25. Entire Agreement. This Instrument (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Grantor and the Beneficiary with respect to the subject matter hereof.

26. Survival; Successors and Assigns. This Instrument will be binding upon and inure to the benefit of the Grantor and the Beneficiary and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Grantor may not assign this Instrument in whole or in part without the Beneficiary’s prior written consent and the Beneficiary at any time may assign this Instrument in whole or in part; and provided, further, that the rights and benefits under the Paragraphs entitled “Environmental Matters,” “Inspection of Property” and “Indemnity” shall also inure to the benefit of any persons or entities who acquire title or ownership of the Property from or through the Beneficiary or through action of the Beneficiary (including a foreclosure, sheriff’s or judicial sale). The provisions of Paragraphs entitled “Environmental Matters,” “Inspection of Property” and “Indemnity” shall survive the termination, satisfaction or release of this Instrument, the foreclosure of this Instrument or the delivery of a deed in lieu of foreclosure.

27. Provisions Regarding Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever. Trustee shall not be personally liable in case of entry by it or anyone acting by virtue of the powers herein granted it upon the Property for debts contracted or liability or damages incurred in the management or operation of the Property. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by it hereunder.

Trustee may resign by giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting, or shall fail or refuse to exercise its powers hereunder when requested by Beneficiary so to do, or if for any reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall have full power to appoint a substitute trustee by an instrument executed and acknowledged by Beneficiary and recorded in the office of the recorder of Wilson County, Tennessee. The instrument shall contain, in addition to all other matters required by state law, the names of Beneficiary, the original Trustee, and the Grantor; the book and page where this Instrument is recorded; and the name and address of the successor Trustee. The successor Trustee, without conveyance of the Property, shall succeed to all the title, power and duties conferred upon the Trustee in this Instrument and by applicable law. Upon appointment by Beneficiary, any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the rights hereunder with the same effect as if originally named as Trustee herein.

28. Interpretation. In this Instrument, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or,” the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation” and references to sections or exhibits are to those of this Instrument unless otherwise indicated. Section headings in this Instrument are included for convenience of reference only and shall not constitute a part of this Instrument for any other purpose. If this Instrument is executed by more than one party as Grantor, the obligations of such persons or entities will be joint and several.

29. Indemnity. The Grantor agrees to indemnify each of the Beneficiary, the Banks, their affiliates, directors, officers and employees and each legal entity, if any, who controls the Beneficiary or any such other parties (the “Indemnified Parties”) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Instrument or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Grantor), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Grantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Instrument, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Instrument, payment of the Obligations and assignment of any rights hereunder. The Grantor may participate at its expense in the defense of any such action or claim.

30. Waiver. Grantor expressly agrees that the Trustee, or his successor, may execute the power of sale granted herein and the other powers and rights set forth herein and is released from all obligations imposed by statute that can be waived, including any requirement of qualification, giving bond or taking oath. The Trustee shall not be liable to Grantor for any acts or omissions to act in the execution of his powers hereunder, except for such acts or omissions as constitute gross negligence or willful misconduct. Except in such instances of gross negligence or willful misconduct, neither the Trustee nor Beneficiary shall be obligated to provide an accounting of any funds received or disbursed in connection with the payment of the Obligations or the administration, enforcement, or foreclosure of this trust. Grantor expressly waives all legal, equitable, and statutory rights of redemption, exemption or homestead, dower, courtesy, all rights arising by virtue of marriage, and all other similar exemptions and rights arising under or created by an applicable statute or judicial decision. Without limitation of the foregoing, to the fullest extent permitted by law, Grantor waives, irrevocably and unconditionally, any benefit that might accrue to Grantor by virtue of any present of future law or judicial decision exempting the Property from attachment, levy or sale on execution or providing for any appraisal, valuation, stay of execution or extension of time for payment and any right to a marshalling of assets or a sale in inverse order of alienation.

31. Governing Law and Jurisdiction. This Deed of Trust has been delivered to and accepted by the Grantor and will be deemed to be made in the State of Maryland. THIS DEED OF TRUST WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, EXCLUDING ITS CONFLICT OF LAWS RULES, EXCEPT THAT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL GOVERN THE CREATION, PERFECTION, ENFORCEMENT AND/OR FORECLOSURE OF THE LIENS CREATED HEREUNDER ON THE PROPERTY OR ANY INTEREST THEREIN. The Grantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Beneficiary’s office indicated above is located; provided that nothing contained in this Instrument will prevent the Beneficiary from bringing any action, enforcing any award or judgment or exercising any rights against the Grantor individually, against any security or against any property of the Grantor within any other county, state or other foreign or domestic jurisdiction. The Grantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Beneficiary and the Grantor. The Grantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Instrument.

32. Addresses and Other Information for Fixture Filing. The following information is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Tennessee, for instruments to be filed as financing statements and with other requirements of applicable law:

(a)	Name of Grantor (Debtor):	Nashville Speedway, U.S.A., Inc.

	Address of Grantor:	4847 McCrary Road Lebanon, Tennessee 37090

(b)	Name of Beneficiary:	MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, As Agent

	Address of Beneficiary:	2 Hopkins Plaza, 5th Floor Baltimore, Maryland 21201

(c)	Record Owner of Real Estate Described on Exhibit A hereto:	Grantor

(d)	Grantor’s Jurisdiction of Organization or Incorporation:	Tennessee

(e)	Organization ID No.:	0288842

33. WAIVER OF JURY TRIAL. THE GRANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, THE PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS INSTRUMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS INSTRUMENT OR OTHER LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GRANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Grantor acknowledges that it has read and understood all the provisions of this Instrument, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

Signed, sealed and delivered in the presence of:	NASHVILLE SPEEDWAY U.S.A., INC.,

	By:	/s/ PATRICK J. BAGLEY

(SEAL)
Print Name:	Print Name:	Patrick J. Bagley

Title:	Title:	Senior Vice President and Chief Financial Officer

(Include title only if an officer of entity signing to the right)

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